UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2020

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10765	23-2077891
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, Pennsylvania 19406

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock	UHS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 29, 2020, Universal Health Services, Inc. (the “Company”) issued a press release announcing that it had experienced an information technology security incident in the early morning hours of September 27, 2020.  As a result, the Company suspended user access to its information technology applications related to operations located in the United States.

The Company has implemented extensive information technology security protocols and is working diligently with its security partners to restore its information technology operations as quickly as possible.

In the meantime, while this matter may result in temporary disruptions to certain aspects of the Company’s clinical and financial operations, the Company’s acute care and behavioral health facilities are utilizing their established back-up processes including offline documentation methods.  Patient care continues to be delivered safely and effectively.

At this time, we have no evidence that patient or employee data has been accessed, copied or misused.

A copy of the press release related to this incident is attached hereto as Exhibit 99.1.

General Information and Forward-Looking Statements:

One of the nation’s largest and most respected providers of hospital and healthcare services, Universal Health Services, Inc. has built an impressive record of achievement and performance. Growing steadily since our inception in 1979 into an esteemed Fortune 500 corporation, annual revenues were $11.4 billion for 2019. In 2020, UHS was again recognized as one of the World’s Most Admired Companies by Fortune; ranked #281 on the Fortune 500; and listed #330 in Forbes ranking of U.S.’ Largest Public Companies.

Headquartered in King of Prussia, PA, UHS has approximately 90,000 employees and through its subsidiaries operates 26 acute care hospitals, 330 behavioral health facilities, 41 outpatient facilities and ambulatory care access points, an insurance offering, a physician network and various related services located in 37 U.S. states, Washington, D.C., Puerto Rico and the United Kingdom. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties.  All statements in this Current Report on Form 8-K, other than statements of historical fact, including statements regarding the anticipated impact of the incident described herein on the Company’s business and financial results, are forward-looking statements.  These statements are not guarantees of future results or performance, and actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements.  Risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the outcome of any potential regulatory inquiries and/or litigation to which the Company may become subject as the result of this incident, the potential reputational damage to the Company resulting from this incident, the outcome of the Company’s pending and ongoing investigation, including the Company’s potential discovery of additional information relating to this incident, and the extent of remediation costs and other additional operating or other expenses that may be incurred by the Company as the result of this incident.  The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Universal Health Services, Inc., press release, dated September 29, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Health Services, Inc.

By:	/s/ Steve Filton
Name: Steve Filton
Title: Executive Vice President and Chief Financial Officer

Date: September 29, 2020